                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY





                              AMENDED AND RESTATED
                        PUERTO RICO MANAGEMENT AGREEMENT





                           Dated as of March 2, 1999


                                                          TABLE OF CONTENTS
                                                                                                           PAGE

ARTICLE I APPOINTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         1.01 Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.02 Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II GENERAL SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

         2.01 Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.02 Management and Operating Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE III MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

         3.01 Responsibility of GTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3.02 Strategic Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         3.03 Organizational Structure and Designation of Personnel . . . . . . . . . . . . . . . . . . . .  6
         3.04 Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE IV PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

         4.01 Fee for Management Expertise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         4.02 Reimbursable Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         4.03 Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE V ADDITIONAL SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

         5.01 Additional Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         5.02 Fees and Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VI INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

         6.01 Indemnification by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

         6.02 Indemnification by GTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.03 Disclaimer of Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.04 Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VII DURATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         7.01 Initial Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         7.02 Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.03 Use of Management Expertise After Termination . . . . . . . . . . . . . . . . . . . . . . . .  11



ARTICLE VIII TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         8.01 Termination by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         8.02 Termination by GTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.03 Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.04 Non-fulfillment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IX GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         9.01 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.02 Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.03 Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.04 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.05 Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.06 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.07 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.08 Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.09 No Authority to Bind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.10 Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.11 Director Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.12 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.13 Effect of Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                              AMENDED AND RESTATED
                        PUERTO RICO MANAGEMENT AGREEMENT


         AMENDED AND RESTATED PUERTO RICO MANAGEMENT AGREEMENT dated as of March 2, 1999 by and among TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation ("Company"), PUERTO RICO TELEPHONE COMPANY, INC., a Puerto Rico corporation ("PRTC"), and GITI SERVICES PUERTO RICO INCORPORATED, a Puerto Rico corporation ("GTE").

                              W I T N E S S E T H:

         WHEREAS, GTE Holdings (Puerto Rico) LLC ("Purchaser"), a limited liability company organized under the laws of Delaware, the Company, GTE International Telecommunications Incorporated, a Delaware corporation ("GITI"), and the Puerto Rico Telephone Authority ("PRTA"), a public corporation and government instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico"), have entered into an Amended and Restated Stock Purchase Agreement dated July 21, 1998, as amended from time to time (the "Stock Purchase Agreement"), pursuant to which Purchaser initially acquired 40.01% plus one share of the Company's issued and outstanding shares of common stock;

         WHEREAS, the Company owns 100% of the capital stock of CELULARES TELEFONICA, INC., a Puerto Rico corporation ("CTI") and PRTC;

         WHEREAS, GITI owns 100% of the capital stock of Purchaser;

         WHEREAS, GTE has the management, technical and financial capability, and is committed, to develop and maintain the Company's telecommunications system as a technologically advanced, efficient system for the benefit of Puerto Rico and its citizens;

         WHEREAS, the Company, PRTC and its Affiliates desire to benefit from, and GTE desires to provide the Company, PRTC and its Affiliates with, access to management, policy, operational and marketing experience, of GTE and its affiliates, including GITI (collectively, the "Management Expertise"), insofar as such Management Expertise is necessary or beneficial for the Company and Purchaser to meet their commitment to the development and maintenance of the Company's telecommunications system; and

         WHEREAS, the Management Expertise to be provided pursuant to this Agreement will be provided by GTE and its affiliates and received by the Company, PRTC and its Affiliates in Puerto Rico.

         NOW THEREFORE, in consideration of the foregoing, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                                  APPOINTMENT

         1.01 Appointment. PRTC hereby appoints GTE to manage and advise, and provide proprietary and other Management Expertise within Puerto Rico on all significant aspects of the operations and administration of the businesses of PRTC and its Affiliates, subject to the terms and conditions hereof, the Stock Purchase Agreement, the Shareholders Agreement of even date herewith among the Company and its shareholders (the "Shareholders Agreement"), the Certificates of Incorporation and Bylaws of the Company and each such Affiliate of the Company, and the general authority, supervision and control of the Company acting through its Board of Directors.

         It is understood that GTE's services are limited to offering advisory assistance, direction and provision of knowledge and experience, while the Company, PRTC and its Affiliates shall be responsible for developing and implementing activities. No provision of this Agreement shall be read to require GTE or its affiliates to make monetary contributions or loans to the Company, PRTC or its Affiliates.

         1.02 Acceptance. GTE hereby accepts its appointment hereunder and agrees to make available within Puerto Rico such skills, services and Management Expertise, to work in good faith and in close cooperation with PRTC and its Affiliates, and to strengthen the strategic position of PRTC and its Affiliates in the telecommunications and related industries with the goal of making it a more business-driven, customer-oriented and technologically advanced telecommunications operator, capable of providing a broad range of telecommunications products and services to its customers. GTE agrees that the businesses of PRTC and its Affiliates are to be operated in a modern and efficient manner applying Management Expertise in a manner no less favorable to PRTC and its Affiliates than that which GTE's ultimate parent company ("Parent") applies to such Parent's own wholly owned operations and businesses in its principal place of business.

                                   ARTICLE II

                                GENERAL SERVICES

         2.01    Services.

                 (a) GTE agrees to make available to PRTC and its Affiliates GTE's (and, if necessary, its affiliates') management advice and services and general legal and regulatory advice.

                 (b) All the inventions, improvements, discoveries, software programs and other forms of technology or industrial property carried out, conceived or developed, during the duration of this Agreement, whether in fact or implicitly, as a result of any work effected by PRTC and its Affiliates, shall be and continue to be the property of PRTC and its Affiliates.

         2.02 Management and Operating Experience. GTE will provide its services by coordination with Company management and by means of making GTE's (and, if necessary, its affiliates) management personnel available to PRTC and its Affiliates, as more fully described in this Agreement, as well as assisting in the training of existing and future personnel of PRTC and its Affiliates, including management, technical, sales, marketing, customer service and administrative personnel.

                                  ARTICLE III

                                   MANAGEMENT

         3.01    Responsibility of GTE.

                 (a) GTE shall be responsible for providing advice and direction regarding the management, operations, and business of PRTC and its Affiliates, including, but not limited to, the development and implementation of general performance policies, the organizational structure, annual budgets and the business and strategic plans ("Strategic Plans"), as described in
Section 3.02. To this end, PRTC and its Affiliates shall provide to GTE all the information requested by GTE and unrestricted access to books, records and other data that GTE deems advisable for exercising its management advisory responsibilities.

                 (b) GTE shall make available (or cause to be made available) to PRTC and its Affiliates experience and information and theoretical and practical knowledge owned or used by GTE (or its affiliates, as applicable), in its capacity as a telecommunications provider and service operator, including those methods and procedures GTE (or its affiliates, as applicable), presently knows and uses, as well as all those resulting from the future development of GTE's (and, if appropriate, its affiliates') knowledge and experience, with the aim of improving and enhancing the operations, business and value of the Company through the application of operating strategies and management policies and practices.

                 (c) For the purpose of fulfilling its obligations under this Article III, GTE shall make (or cause to be made) experienced representatives of the management of each of its existing organizational areas and those of its affiliates available to PRTC and its Affiliates and shall offer to PRTC and its Affiliates, the tangible and intangible benefits arising from the relationship with GTE and its affiliates including, among other things, economies of scale in the purchase of equipment and expansion and modernization of networks. GTE (and, if appropriate, its affiliates) shall provide follow up and counseling relating both to traffic and operations, as well as to the commercial aspects and organization of PRTC and its Affiliates. At all times PRTC and its Affiliates may consult with GTE (and, if appropriate, its affiliates) and may request advice of GTE on any question relating to its business activities.

                 (d) Upon mutual agreement of the Company and GTE, GTE (or, if appropriate, its affiliates) shall assist in the negotiations for the Company and its Affiliates to obtain certain technology from outside sources other than GTE or any Affiliate thereof.

         3.02    Strategic Plans.

                 (a) Within one hundred twenty (120) days of Closing and, for each subsequent year, at least thirty (but not more than ninety) days prior to the beginning of the Company's fiscal year, GTE shall use its (and, if necessary, its affiliates') management expertise and experience to develop a Strategic Plan for PRTC and its Affiliates and for the approval of the Company's Board of Directors. GTE shall assist (or cause its affiliates to assist, if necessary) PRTC and its Affiliates in implementing such Strategic Plan. Such Strategic Plan shall include:

                          (i)  Business strategies; planning (including
technical, commercial, acquisitions, information systems and real property) and short, medium and long term timetables for the fulfillment of the plans;

                          (ii)  Financial aspects, with particular emphasis on
the analysis of the financing needs and the utilization of the most suitable financing sources; improving the Company's return on capital invested; and assistance regarding the relationship with financial institutions and entities in order to obtain optimal financing; and

                          (iii)  Administration and human resources, with
particular reference to the adoption of the most advisable administrative, accounting, tax, budgetary and fiscal practices, methods and controls.

                 (b) Each Strategic Plan shall be developed by GTE and presented to the Board of Directors of the Company (the "Board") for its approval if required by the Shareholders Agreement.

         3.03    Organizational Structure and Designation of Personnel.

                 (a) GTE shall be responsible for advising the Company on any restructuring of the organizational structure of the Company and its Affiliates (the "Organizational Structure") which GTE deems advisable and proposing to the Company, from time to time, the personnel to occupy positions within the Company and its Affiliates. At any time, GTE may propose modifications to the Organizational Structure and propose the replacement of personnel at any level, including management; provided, however, that any such action shall strictly comply with all pertinent labor laws, regulations, and agreements (including the Stock Purchase Agreement and the Shareholders Agreement). The designation and/or ratification of senior management and changes in the Organizational Structure shall be subject, where appropriate, to the approval of the Board in accordance with the Company's By-laws; and

                 (b) The officers and management employees proposed by GTE shall, to the knowledge of GTE, have the professional and technical qualifications to perform the functions that in each case are assigned to them. GTE shall assess such qualifications on the basis of objective evaluation methods. Such persons may come from GTE and its affiliates, from the Company or its Affiliates through internal promotion or from unaffiliated third parties.

     3.04 Legal Compliance. GTE represents that it has complied with the requirements of Article 8(e) of Act No. 54 and certifies that:

         It has not paid and it will not pay any commission or bonus, and it has not granted any direct or indirect financial benefit, to any public official or employee, nor to any former public official or employee, participating in the privatization process of PRTC while discharging his/her public service duties.

                                   ARTICLE IV

                                    PAYMENTS

         4.01 Fee for Management Expertise. PRTC shall pay GTE as the exclusive compensation for the services referred to in this Agreement (other than pursuant to Section 4.02 or Article V), an annual fee (the "Fee") equal to the amounts set forth in column 1 on Exhibit A; provided, however, that in no event will the Fee, together with the fee payable for the corresponding period by PRTC under the U.S. Management Agreement by and among the Company, PRTC, and GITI, dated as of the date hereof (the "U.S. Management Agreement"), exceed the Applicable Percentage set forth in Column 2 on Exhibit A of the Company's EBITDA (as defined in the Technology License Agreement and taking into account the provision of Section 3.2(b) of the Technology License Agreement) for the applicable year. The Fee will be paid quarterly on the dates the Royalty is payable under the Technology License Agreement, and shall be paid to the account and in the manner set forth in the Technology License Agreement (including Section 3.2(b) in respect of the Royalty thereunder).

         4.02 Reimbursable Expenses. GTE shall be entitled to be reimbursed from time to time for transportation expenses, meals and lodging expenses incurred by its personnel in performing its obligations hereunder.

         4.03    Withholding Taxes.        All payments shall be made after
reduction for any tax required to be withheld by PRTC, provided that the parties shall consult with each other as to the amount of any such tax required to be withheld. PRTC shall furnish GTE with such proof of payment of such tax as is required by the United States Internal Revenue Code (and regulations) to support a claim for a credit for taxes paid.

                                   ARTICLE V

                              ADDITIONAL SERVICES

         5.01 Additional Services. It is expressly understood that GTE shall, at the request of PRTC, make available (or cause its affiliates to make available, if necessary) for sale to PRTC and its Affiliates such additional services (the "Additional Services") that PRTC deems necessary to accomplish the objectives set forth in this Agreement and that GTE or GITI is capable of providing subject to the provisions of the Shareholders Agreement.

         5.02 Fees and Form of Payment. Any agreement to provide such Additional Services shall be subject to customary arm's length commercial terms which are fair to PRTC and subject to the provisions of the Shareholders Agreement.

                                   ARTICLE VI

                                INDEMNIFICATION

         6.01 Indemnification by Company. The Company shall indemnify GTE, its directors, officers, employees and affiliates from and against any liability, loss (excluding incidental, special and consequential damages and loss of profit), damage, claim, action or other cost or expense (including without limitation, reasonable attorneys fees and expenses) (collectively, "Losses"), arising out of GTE performing its obligations hereunder, except to the extent of GTE's willful misconduct.

         6.02 Indemnification by GTE. GTE shall indemnify and hold each of the Company, PRTC and their Affiliates harmless from and against any Losses which the Company or its affiliates may suffer as a result of any material breach of any agreement or undertaking by GTE in this Agreement to the extent of third party claims against the Company, PRTC or its Affiliates with respect thereto.

         6.03 Disclaimer of Warranties. It is expressly understood that GTE makes no warranty to the Company or its Affiliates with respect to the performance or fitness for any purpose of the products or services contemplated by this Agreement. GTE expressly disclaims all warranties including, without limitation, the implied warranties of merchantability and fitness for a particular purpose.

         6.04 Limitation on Liability. Notwithstanding any other section hereof, the parties agree that the Company's and PRTC's sole and exclusive remedy for any breach or alleged breach by GTE of this Agreement (other than Article V as to which the separate arrangements with respect thereto shall govern) other than any breach or alleged breach by GTE of Sections 6.02 and
9.04 shall be to terminate this Agreement and any obligation to make any and all future payments hereunder.

                                  ARTICLE VII

                                    DURATION

         7.01 Initial Term. This Agreement shall become effective as of the date hereof, and shall have an initial duration of five (5) years.

         7.02 Extension. Not less than six months before the expiration of this Agreement, the parties shall commence bona fide negotiations to extend its term. In the event agreement is reached on any such extension, such extension shall be subject to approval of the Board and the Board of Directors of PRTC.

         7.03 Use of Management Expertise After Termination. Upon expiration or termination of this Agreement for any reason, PRTC and its Affiliates may continue utilizing all knowledge or know-how received from delivery of Management Expertise made available to them by GTE or its affiliates pursuant to this Agreement without the payment of any additional compensation to GTE or any of its Affiliates.

                                  ARTICLE VIII

                                  TERMINATION

         The parties hereto expressly agree that this Agreement may not be terminated except by mutual agreement of the Company, GTE and PRTA or as follows:

         8.01    Termination by the Company.  The Company may terminate this
Agreement:

                 (a)      upon liquidation or bankruptcy of GTE;

                 (b) upon material breach of this Agreement by GTE (other than agreements entered into pursuant to Article V hereof), as covered in
Section 8.04 of this Agreement;

                 (c) upon revocation or suspension of any material license of the Company or any of its subsidiaries as a result of the willful misconduct of GTE;

                 (d) should GTE Corporation cease to own, directly or indirectly, more than 50% of GTE International Telecommunications Incorporated or GITI Services Puerto Rico Incorporated;

                 (e) should GITI or GTE Corporation fail to directly or indirectly have beneficial and economic ownership of more than 20% of the capital stock of the Company; or

                 (f) upon termination of the Technology License Agreement or the U.S. Management Agreement.

         8.02    Termination by GTE.  GTE may terminate this Agreement upon:

                 (a) a delay of more than 20 business days in the payment of the undisputed portion of any Fee; or

                 (b) non-fulfillment of this Agreement by the Company, as covered in Section 8.04 of this Agreement.

         8.03 Effect of Termination. Except as provided in Section 8.04 below, termination shall be effective immediately upon the occurrence of any event described in Sections 8.01 and 8.02 above.

         8.04 Non-fulfillment. Should any of the parties breach, refuse or fail to comply with, or shall violate, any material terms or conditions of this Agreement, said failure, omission or violation shall constitute a breach of this Agreement. In such case the party not in breach shall notify the other party of the breach in writing providing a detailed description of the alleged breach and shall grant the other party a period of ninety (90) days to remedy said breach, if such breach is capable of being so remedied. Should the breaching party not remedy said breach within said ninety (90) days, or if such breach is not capable of being so remedied, the notifying party shall have the right to terminate this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01 Amendments. This Agreement may be amended only with the prior written agreement of all the parties hereto, and no course of action by or on behalf of any party shall be construed as an explicit or implicit amendment of this Agreement or any of its provisions. No amendment shall be made hereto which materially adversely affects the economic rights of the Company or PRTC except with the prior written consent of the PRTA.

         9.02 Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the District of Puerto Rico or, if such court does not have subject matter jurisdiction, in any court of Puerto Rico having subject matter jurisdiction for purposes of any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, and the parties agree not to commence any such suit, action or proceeding except in such courts. Each party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to it shall be effective service of process for any such action, suit or proceeding. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in the United States District Court for the District of Puerto Rico or any court of Puerto Rico having subject matter jurisdiction and hereby further and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.

         9.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto and compliance with applicable laws and regulations; provided, however, that PRTA may assign its rights hereunder to the Government Development Bank for Puerto Rico ("GDB") and that no such assignment shall have the effect of being a delegation of duties or an assumption of any obligations of PRTA. The Company's and PRTC's consent to the assignment of this Agreement by GTE to any of GTE Corporation's direct or indirect wholly owned subsidiaries may not be unreasonably withheld; provided, that, no such assignment shall relieve GTE of any of its obligations hereunder.

         9.04    Confidentiality.

                 (a) (i) All non-public documentation, information and Management Expertise of GTE (the "GTE Information") made available to the Company or its Affiliates by GTE in order to fulfill its obligations under this Agreement shall be kept strictly confidential by the Company and its Affiliates and their personnel and any other person who has had access to such GTE Information through the Company, and such GTE Information shall not be disclosed to third parties without GTE's express written consent. All such GTE Information shall continue to be owned by GTE but this shall not affect the receiving party's right to continue using such GTE Information on a non-exclusive, confidential basis after termination of this Agreement pursuant to Section 7.03 hereof;

                          (ii)  All non-public documentation and information of
the Company and its subsidiaries (the "Company Information") obtained by GTE in the course of performing its obligations hereunder shall be treated as strictly confidential and shall not be disclosed to third parties without the Company's express written consent. All such Company Information shall continue to be owned by the Company; and

                          (iii)  This section shall continue in full force and
effect for five (5) years after the expiration of this Agreement.

                 (b) In the event that any party or an affiliate thereof is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any GTE Information or Company Information, as the case may be, the other parties shall immediately be informed of the matter in advance. Only that portion of the GTE Information or Company Information, as the case may be, that is, upon the advice of counsel, legally required shall be furnished, and all reasonable efforts shall be made to obtain reliable assurance (in the form of a court order or other reasonable assurance) that, to the maximum extent possible under the circumstances, confidential treatment will be accorded to such portion of GTE Information or Company Information, as the case may be, required to be disclosed.

         9.05 Applicable Law. This Agreement is subject to and shall be construed in accordance with the internal laws of Puerto Rico applicable to contracts made and to be performed in Puerto Rico.

         9.06 Severability. Every provision of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement.

         9.07 Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person, sent by telefax transmission or mailed by certified mail, return receipt requested, or nationally recognized overnight deliver service, to the parties at the following addresses or telefax numbers (or at such other address or telefax number as a party may specify by notice to the others in accordance with this provision):

                 If to the Company or PRTC, at:



                 1515 Franklin D. Roosevelt Avenue
                 12th Floor
                 Guaynabo, PR 00968
                 Telephone:
                 Telecopy:
                 Attention:  President


                 with a copy to (for so long as PRTA or any other Puerto Rico Entity is a party beneficiary of this Agreement):


                 Government Development Bank
                   for Puerto Rico
                 Minillas Government Center
                 San Juan, Puerto Rico 00940
                 Telephone:       (787) 722-8460
                 Telecopy:        (787) 721-1443
                 Attention:       President


                 Pietrantoni, Mendez & Alvarez
                 Banco Popular Center
                 Suite 1901
                 209 Munoz Rivera Avenue
                 San Juan, Puerto Rico 00918
                 Telephone:       (787) 274-4912
                 Telecopy:        (787) 274-1470
                 Attention:       Manuel R. Pietrantoni

                 Akin, Gump, Strauss, Hauer & Feld L.L.P.
                 1333 New Hampshire Avenue, N.W.
                 Suite 400
                 Washington, D.C. 20036
                 Telephone:       (202) 887-4000
                 Telecopy:        (202) 887-4288
                 Attention:       Russell W. Parks, Jr.



                 If to GTE, at:
                 GITI Services Puerto Rico Incorporated
                 P.O. Box 9022946
                 San Juan Puerto Rico 00902-2946
                 Telephone:   787-282-6666
                 Telecopy:    787-282-8880
                 Attention:   Mark Johnson


                 with a copy to:



                 GTE International Telecommunications Incorporated 5221 North O'Connor Boulevard
                 Irving, TX 75039
                 Telephone: (972) 718-5000
                 Telecopy:  (972) 718-2916
                 Attention: Mr. Fares Salloum


         9.08 Third Party Beneficiaries. Except as specifically stated herein, nothing in this Agreement shall be deemed to create any right with respect to any person that is not a party to this Agreement; provided, that, any subsidiary of the Company may enforce the Company's rights hereunder; provided, further, that, so long as the PRTA or any other instrumentality of the Government of Puerto Rico (a "Puerto Rico Entity") owns or controls at least 10% of the shares of capital stock of the Company (owned as of the date hereof or acquired hereafter directly from the Company or its successors), such Puerto Rico Entities shall be deemed third party beneficiaries of this Agreement and shall be entitled to enforce the provisions hereof for the benefit of the Company, including but not limited to Article VIII hereof, directly, without first making demand upon the Company to do so; and provided, further, that GDB may enforce the rights of PRTA hereunder as provided in Section 12.05 of the Stock Purchase Agreement.

         9.09 No Authority to Bind. GTE shall have no authority to enter into contracts or otherwise incur obligations on behalf of or bind the Company or any of its subsidiaries, except as otherwise expressly approved by the Board.

         9.10    Defined Terms.

                 (a) Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement or as set forth in Section 8.14 of the Technology License Agreement.

                 (b) "Affiliates" when used in reference to the Company or PRTC shall mean the Company and subsidiaries of the Company.

         9.11 Director Approval. Any action or decision required or permitted to be taken or not taken by the Company or any of its subsidiaries pursuant to Section 7.02 and Article VIII may only be taken or not taken by the Company or such subsidiary (as applicable) upon the approval thereof by a majority of the disinterested directors of the Company.

         9.12 Counterparts. This Agreement may be signed in multiple counterparts, subject to the execution of at least one of such counterparts by each of the parties hereto.

         9.13 Effect of Amendment. This Amended and Restated Puerto Rico Management Agreement supersedes the Puerto Rico Management Agreement signed on March 2, 1999.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  TELECOMUNICACIONES DE PUERTO RICO, INC.





                                  By:________________________________
                                  Name:_________________________________________
                                  _______________________________
                                  Title:________________________________________
                                  _______________________________




                                  PUERTO RICO TELEPHONE COMPANY, INC.



                                  By:___________________________________________
                                  _______________________________
                                  Name:_________________________________________
                                  _______________________________
                                  Title:________________________________________
                                  _______________________________



                                  GITI SERVICES PUERTO RICO INCORPORATED


                                  By:___________________________________________
                                  _______________________________
                                  Name:_________________________________________
                                  _______________________________
                                  Title:________________________________________
                                  _______________________________




                                  By:___________________________________________
                                  _______________________________
                                  Name:_________________________________________
                                  _______________________________
                                  Title:________________________________________
                                  _______________________________

GTE International Telecommunications Incorporated agrees to cause GTE Services Puerto Rico Incorporated to supply the Management Expertise (if necessary, by supplying such Management Expertise to GTE Services Puerto Rico Incorporated) on the terms and conditions provided in Article II hereof and otherwise unconditionally guarantee all of the obligations of GTE Services Puerto Rico Incorporated hereunder.



                                  GTE INTERNATIONAL TELECOMMUNICATIONS
                                   INCORPORATED


                                  By:___________________________________________
                                  _______________________________
                                  Name:_________________________________________
                                  _______________________________
                                  Title:________________________________________
                                  _______________________________

                                   EXHIBIT A
                                 (Puerto Rico)

                           Column 1              Column 2
                     ------------------         ----------------
                                                   Applicable
                                                   Percentage
     Year                   Fee                     of EBITDA
 -----------         ------------------         ----------------
     1                  $9,860,000                     8%


     2                  $8,259,000                     8%


     3                  $7,425,000                     7%


     4                  $7,989,000                     7%


     5                  $6,878,000                     6%